Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of CTW Cayman (the “Company”, together with its subsidiaries and its variable interest entities, the “Group”) on Form S-8 (File No.: 333-290408) of our report dated November 17, 2025, with respect to our audit of the Group’s consolidated financial statements as of and for the year ended July 31, 2025, which appears in this Annual Report on Form 20-F for the year ended July 31, 2025.

/s/ GOLDEN OCEAN FAC PAC

PCAOB ID 7285

Singapore

November 17, 2025